Exhibit 99.1

Transocean Ltd. Announces Proposed Private Offering of Senior Notes Due 2029 and Senior Notes Due 2031

STEINHAUSEN, Switzerland—April 11, 2024—Transocean Ltd. (NYSE: RIG) announced today that Transocean Inc., its wholly-owned subsidiary (the “Company” and, together with Transocean Ltd., “Transocean”), commenced a private offering of $1,500,000,000 aggregate principal amount of Senior Notes due 2029 (the “2029 Notes”) and Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”) to eligible purchasers pursuant to Rule 144A/Regulation S. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Transocean Ltd. and certain of the Company’s subsidiaries.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Company intends to use a portion of the net proceeds from the offering to fund the offer to purchase for cash (collectively, the “Tender Offers” and each, a “Tender Offer”) any and all of the Company’s outstanding 11.50% Senior Guaranteed Notes due 2027 (the “2027 Super Priority Guaranteed Notes”) and 7.25% Senior Notes due 2025 (the “2025 Priority Guaranteed Notes,” collectively with the 2027 Super Priority Guaranteed Notes, the “Tender Notes”) and to pay any related premiums and expenses or to redeem any Tender Notes not purchased in the Tender Offers. The Company intends to use the remaining net proceeds from the offering for the redemption of other priority guaranteed notes. Contemporaneously with the offering of the Notes and the Tender Offers, the Company has issued a conditional notice of redemption pursuant to the indenture governing the 2025 Priority Guaranteed Notes to redeem all of the 2025 Priority Guaranteed Notes that remain outstanding following the consummation of the Tender Offers (the “Redemption”). The Redemption is scheduled to occur on April 23, 2024, subject to the completion of the offering. The redemption price for the Tender Notes will be equal to 100.00% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes in the United States, shall not constitute an offer, solicitation, or sale of any securities in any jurisdiction where such offering or sale would be unlawful and does not constitute a prospectus pursuant to the FinSA. There shall not be any sale of the Notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

This press release does not constitute a notice of redemption under the optional redemption provisions of the applicable indenture governing any series of notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Exhibit 99.1

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 36 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and eight harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if ,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the closing of Transocean’s offering of the Notes, conditions in financial markets, risks relating to the terms and timing for completion of the Tender Offers, including the acceptance for purchase of any Tender Notes validly tendered and the expected expiration time and the satisfaction or waiver of certain conditions of the Tender Offers, investor response to Transocean’s offering of the Notes, the guarantees of the Notes and the Tender Offers, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647